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Scientific Games

First Quarter 2011

Earnings Presentation

Safe Harbor Statement

Throughout this presentation we make "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate," "could," "potential," "opportunity," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flows to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to complete the proposed acquisition of Barcrest Group Limited and Cyberview Technology CZ s.r.o.; inability to benefit from, and risks associated with, joint ventures and strategic investments and relationships; pending legal challenges that may affect our joint venture's Illinois lottery private management agreement or the failure of our joint venture to meet the net income targets or otherwise realize the anticipated benefits under such agreement; seasonality; inability to identify and capitalize on trends and changes in the lottery and gaming industries; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with foreign operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company's filings with the Securities and Exchange Commission, including under the heading "Risk Factors" in our periodic reports. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

The date of this presentation is as of May 10, 2011, and the information provided herein is presented through the dates indicated on the applicable slides. Forward-looking statements speak only as of the date they are made and, except for Scientific Games' ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Note Regarding Presentation of Non-GAAP Financial Measures:

This presentation and the related discussion include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Additional information regarding these non-GAAP financial measures, including reconciliations to the most directly comparable U.S. GAAP financial measures, can be found in this presentation or in Scientific Games' press release dated May 10, 2011. This press release is available on Scientific Games' website at www.scientificgames.com in the "Investor Information – Press Releases" section.

SCIENTIFIC GAMES®

Key Q1 Takeaways

- **Revenue and attributable EBITDA[1] comparisons impacted by the sale of the Racing Business (closed on 10/5/10)**
- **KPI's in key markets remain strong**

Key Performance Indicators	Q1 2011 vs. 2010
U.S. Instant Ticket Customers' Retail Sales	4.3%
U.S. Lottery Systems Customers' Retail Sales	6.4%
China Sports Lottery Instant Ticket Retail Sales	37.7%
Italy Instant Ticket Retail Sales	9.7%
Global Draw U.K. Gross Win/Machine/Day[2][3]	4.6%

- **Global Draw successfully deployed approximately 4,300 terminals to Ladbrokes during the quarter; balance of the 8,000 terminals awarded are anticipated to be rolled-out by the June/July timeframe**
- **Announced the acquisition of Barcrest, which is anticipated to close in Q3'11**
- **Customer contract awards/extensions**
  - Selected as the primary instant ticket vendor in New York through July 2018, subject to final contract
  - Awarded Missouri instant ticket contract to be the primary supplier through June 2014, with an additional seven one-year extension options held by the Lottery
  - Signed a new contract to remain the Colorado Lottery's primary instant ticket supplier and extended the existing online contract through October 2014
  - Signed agreement with Iowa Lottery for MDI's Properties Plus®

(1) Attributable EBITDA, as used herein, is based on the definition of "consolidated EBITDA" in our credit agreement, except that attributable EBITDA as used herein includes our share of the EBITDA of all of our joint ventures (whereas "consolidated EBITDA" for purposes of the credit agreement generally includes our share of the EBITDA of our Italian joint venture but only the income of our other joint ventures to the extent it has been distributed to us). Attributable EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net income (loss) in our May 10, 2011 press release.
(2) Represents the average amount bet less player winnings, excluding taxes and other fees, per installed Global Draw machine per day.
(3) Excludes the benefit of Global Draw machines recently deployed in Ladbrokes betting shops.

Q1'11 Consolidated Results

($ in millions)

	Revenue	Revenue (Excluding Racing Business)
Q1'10 Revenue	**$216.3**	**$191.8**
Printed Products Group	3.7	3.7
Lottery Systems Group	(1.5)	(1.5)
Diversified Gaming Group	(21.8)	2.7
Q1'11 Revenue	**$196.7**	**$196.7**

	Attributable EBITDA(1)
Q1'10 Attributable EBITDA(1)	**$76.6**
Year-Over-Year Change	(1.6)
Q1'11 Attributable EBITDA(1)	**$75.0**

- **Reported revenue negatively impacted by the sale of the Racing Business in Q4'10**
- **Excluding the results of the Racing Business in the first quarter of 2010, revenue in the first quarter of 2011 increased 2.5% versus the prior-year period**
- **Attributable EBITDA decreased modestly vs. the prior-year period despite the loss of attributable EBITDA from the sale of the Racing Business**

(1) Attributable EBITDA, as used herein, is based on the definition of "consolidated EBITDA" in our credit agreement, except that attributable EBITDA as used herein includes our share of the EBITDA of all of our joint ventures (whereas "consolidated EBITDA" for purposes of the credit agreement generally includes our share of the EBITDA of our Italian joint venture but only the income of our other joint ventures to the extent it has been distributed to us). Attributable EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net income (loss) in our May 10, 2011 press release.

Earnings (Loss) Per Share

		First Quarter 2011	First Quarter 2010
Reported earnings (loss) per share		**($0.08)**	**$0.05**
After-Tax Impact of Certain Items Included in Reported EPS	**Description**	**Per Share Impact on Reported EPS**	
Credit Agreement Adjustments:			
Racing disposition charges and expenses	Transaction expenses related to the sale of the Racing Business	$0.00	-
Italian concession obligations	Professional fees and a loss on a foreign currency hedge related to the Italian instant ticket tender process	-	$0.05
Playtech royalties and fees	Royalties to Playtech for Global Draw's new software platform	0.00	-
Debt-related fees and charges	Write-off of deferred financing costs, debt discount and issuance costs	0.00	-
Deferred contingent compensation expense	Deferred contingent incentive compensation expense related to Asia-Pacific operations	0.01	-
Specified permitted add-backs	Fees and expenses primarily related to the pending Barcrest acquisition	0.02	-
Non-cash stock-based compensation expenses		0.05	0.05
Other Items:			
Non-cash charge	Accelerated depreciation of Global Draw's legacy software platform in connection with the transition to a new software platform	0.06	-
New Italian concession	Decline in equity in earnings of joint ventures related to taxes and the amortization of the upfront payment for the new concession that resulted from the structure of Lotterie Nazionali S.r.l. ("LNS")	0.10	-

Printed Products Group

($ in millions)

	Revenue
Q1'10 Revenue	**$112.0**
Sales to International Customers	4.4
Foreign Exchange	0.8
Licensed Products Business	0.7
Sales to U.S. Customers	(1.0)
Phone Cards & Other	(1.2)
Q1'11 Revenue	**$115.6**

	Operating Income
Q1'10 Operating Income	**$27.3**
Impact of Change in Revenue	1.3
+/- Selling, General & Administrative Expense	0.1
+/- Stock-Based Compensation	(0.2)
+/- Depreciation and Amortization	0.2
Q1'11 Operating Income	**$28.7**

- **Printed Products Group revenue increased 3.3% in Q1'11 versus Q1'10**
- **International growth was primarily related to increased sales to LNS**
- **Decline in the U.S. was primarily due to the strong sales in the first quarter of 2010 from the ramp up of new instant ticket lotteries in Arkansas (began in September 2009) and Puerto Rico (began in December 2009), along with the timing of instant ticket sales to certain customers**
- **Operating income improved primarily due to the benefit of higher revenue**

Lottery Systems Group

($ in millions)

	Revenue
Q1'10 Revenue	**$57.9**
U.S. Service Revenue	2.0
China	1.3
Contract Losses (VT & NH) in Q3'10	(2.1)
Sales of Hardware and Software & Other	(2.8)
Q1'11 Revenue	**$56.4**

	Operating Income
Q1'10 Operating Income	**$7.6**
Impact of Change in Revenue	2.0
+/- Selling, General & Administrative Expense	1.3
+/- Stock-Based Compensation	(0.1)
+/-Depreciation and Amortization	(0.6)
Q1'11 Operating Income	**$10.1**

- **Lottery Systems Group revenue declined 2.6% in Q1'11 versus Q1'10**
- **Increase in U.S. service revenue was primarily the result of higher retail sales of Mega Millions® games as a result of larger jackpots versus the prior-year period**
- **Increase in revenue from China was due to the 38% increase in China Sports Lottery retail sales, partially offset by a decline in the contract rate**
- **Decrease in SG&A was primarily due to the favorable resolution of a legal matter**

Diversified Gaming Group

($ in millions)

	Revenue	Revenue (Excluding Racing Business)
Q1'10 Revenue	**$46.5**	**$21.9**
U.K. Performance	2.6	2.6
Performance Outside the U.K.	0.5	0.5
Sales Revenue, FX & Other	(0.4)	(0.4)
Sale of Racing Business	(24.5)	-
Q1'11 Revenue	**$24.6**	**$24.6**

	Operating Income	Operating Income (Excluding Racing Business)
Q1'10 Operating Income	**$3.4**	**$0.8**
Impact of Change in Revenue	(6.3)	(0.3)
+/- Selling, General & Administrative Expense	3.3	0.2
+/- Stock-Based Compensation	0.1	(0.1)
+/- Depreciation and Amortization	(2.9)	(2.9)
Q1'11 Operating (Loss)	**($2.3)**	**($2.3)**

- **Decline in Diversified Gaming Group revenue was primarily the result of the sale of the Racing Business in Q4'10**
- **Excluding the results of the Racing Business in Q1'10, the Diversified Gaming Group's revenue increased 12.3% in Q1'11 versus the prior-year period**
- **Increase in revenue was primarily the result of new terminal installations, the impact of the acquisition of Sceptre Leisure Solutions (Q2'10) and higher revenue in the Caribbean and Mexico**
- **Decline in operating income was primarily due to an increase in cost of services related to the Ladbrokes roll-out, the sale of the Racing Business and accelerated depreciation of Global Draw's legacy platform technology**

Acquisition of Barcrest

- **Announced a definitive agreement to purchase Barcrest Group Limited from IGT for £33M(1)**
- **Acquisition merits:**
  - Extends Barcrest's content to our state-of-the-art delivery network
  - Provides access to new U.K. pub and betting shop locations and customers
  - Extends the business into new complementary U.K. gaming venues, such as bingo halls and gaming centers
  - Provides access to new video lottery customers in Italy and the Czech Republic
  - Provides an existing base of business in interactive gaming
  - Attractive valuation
- **Barcrest FYE September 30, 2010 preliminary financials**
  - Revenue £45M
  - Operating income £5.7M
  - Depreciation and amortization £4.2M
- **Anticipated to close in Q3'11**
  - The transaction is subject to U.K. competition approvals, certain third-party consents and other conditions

(1) Excludes ~£2M in deferred consideration which is subject to the satisfaction of certain conditions relating to a third-party contract.